Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Proxy Statement constituting a part of this Registration Statement on Form S-4 of our report dated May 21, 2021, relating to the financial statements of RedBall Acquisition Corp., which is contained in that Proxy Statement. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

October 29, 2021